UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2007
TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (I.R.S. Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)	37902 (Zip Code)
(865) 632-2101
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 12, 2007, TVA announced the appointment of William R. McCollum, Jr., as Chief Operating Officer effective May 1, 2007. Mr. McCollum will be responsible for directing and managing the operations of the Fossil Power Group, TVA Nuclear, River System Operations & Environment, and Commercial Operations & Fuels. Later, he will also assume responsibility for Power System Operations. Mr. McCollum will report directly to TVA’s President and Chief Executive Officer, Tom Kilgore.
     Mr. McCollum, age 55, has been Executive Vice-President and Chief Regulated Generation Officer at Duke Energy Corporation, an energy company located in Charlotte, North Carolina, since October 2006. In that position, he is responsible for directing the following business areas: Regulated Fossil-Hydro Generation; Engineering and Technical Services; Procurement; Regulated Bulk Power Marketing; and New Generation Construction (Fossil and Nuclear). Mr. McCollum has been with that company (and its predecessor) since 1974 and has held a variety of leadership positions there, including Group Vice-President, Regulated Fossil-Hydro Generation (from April 2006 to October 2006); Vice-President, Strategic Planning and Business Development (from January 2005 to April 2006); Vice-President, Nuclear Support (from November 2002 to December 2004); Site Vice-President, Oconee Nuclear Station (from December 1997 to October 2002); and Site Vice-President, Catawba Nuclear Station (from August 1995 to December 1997). Mr. McCollum has a B.S. degree in Electrical Engineering and a M.S. degree in Nuclear Engineering, both from the Georgia Institute of Technology. He also received a Master of Business Administration degree from the University of North Carolina at Charlotte.
     Mr. McCollum will receive an annual base salary of $700,000. He will be included in TVA’s Executive Annual Incentive Plan, with an annual incentive opportunity of zero to 70 percent of his annual base salary for fiscal year 2007, and in TVA’s Long-Term Incentive Plan, where his award opportunity will be zero to 70 percent of his annual base salary for the performance cycle ending in fiscal year 2007. Mr. McCollum will also participate in TVA’s Supplemental Executive Retirement Plan and will be granted 10 years of credited service. Additionally, under a Long-Term Deferred Compensation Plan, $350,000 will be credited to an account for Mr. McCollum when his employment begins, and he will be vested in this amount at that time. Also, under this plan, $200,000 will be credited each October 1 from 2007 through 2010, and these amounts will vest if Mr. McCollum remains employed at TVA until September 30, 2011. Mr. McCollum will also receive a vehicle allowance of approximately $11,700 per year, reasonable travel and moving expenses, and a relocation incentive of $75,000, which must be repaid if he voluntarily leaves TVA’s employment or is terminated for cause within a year.
     There are no family relationships between Mr. McCollum and any director, executive officer or person nominated or chosen to become a director or executive officer of TVA. Mr. McCollum is not party to, and does not have a direct or indirect material interest in, any transactions or arrangements with TVA other than in connection with his employment as described in this report.
     A copy of TVA’s press release, dated March 12, 2007, announcing Mr. McCollum’s appointment is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
     This exhibit is furnished pursuant to Item 5.02 hereof and should not be deemed to be filed under the Exchange Act.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	News Release Dated March 12, 2007, About the Appointment of Bill McCollum as Chief Operating Officer

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: March 15, 2007	/s/ John M. Hoskins
John M. Hoskins
Interim Chief Financial Officer and Executive Vice President, Financial Services

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	News Release Dated March 12, 2007, About the Appointment of Bill McCollum as Chief Operating Officer